FOR IMMEDIATE RELEASE	NEWS
May 5, 2020	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER RESULTS

COLORADO SPRINGS – May 5, 2020 – Gold Resource Corporation (NYSE American: GORO) (the “Company” or “GRC”) reported consolidated production results for the first quarter ended March 31, 2020 of 10,142 ounces of gold and 407,625 ounces of silver.  In addition to precious metals, the Company produced base metals resulting in net revenue of $28 million and $5 million operating cash flow for the quarter.  At the end of the quarter the Mexican government declared a country-wide health emergency and mandatory non-essential business suspension due to the novel coronavirus (COVID-19) global pandemic.  The Company was required by the Mexican government to suspend its Mexico operations and the Company subsequently withdrew its 2020 production outlook.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company has returned $114 million to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q1 2020 HIGHLIGHTS

•	Strong balance sheet with $18.4 million cash and cash equivalents;
•	$28.0 million net sales;
•	Operating cash flow of $5 million;
•	Precious metal quarterly production on target with 10,142 gold ounces and 407,625 silver ounces produced;
•	$4.1 million gold and silver bullion inventory; and
•	$0.01 per share dividend distribution for quarter.

Overview of Q1 2020 Results

Production from both mining units were within targeted ranges prior to the Company withdrawing its 2020 production outlook due to the pandemic.  First quarter Oaxaca Mining Unit (OMU) production totaled 6,450 ounces of gold, 402,542 ounces of silver, 488 tonnes of copper, 2,514 tonnes of lead and 5,844 tonnes of zinc.  First quarter production from the Company’s Nevada Mining Unit (NMU) totaled 3,692 ounces of gold.

The Company sold 8,614 precious metal gold equivalent ounces at a total cash cost of $918 per ounce (after by-product credits) at its OMU.  Falling base metal markets and record high treatment charges negatively impacted revenues and costs during the quarter.  OMU average realized metal prices during the quarter included $1,670 per ounce gold and $17.03 per ounce silver*.  The Company sold 3,755 gold ounces from its Isabella Pearl mine at a total cash cost of $1,327 per ounce (after by-product credits) at an average realized price of $1,575 per gold ounce*.  The Company recorded a net loss of $3.1 million, or $0.05 per share because of lower revenues and higher non-cash depreciation and amortization.  The Company generated $5 million in operating cash flow, and paid $0.7 million to its shareholders in dividends, or $0.01 per share during the quarter. Cash and cash equivalents at quarter end totaled $18.4 million.

Oaxaca Mining Unit operations were suspended on April 1, 2020 when the Mexican government declared a national emergency due to the COVID-19 global pandemic.  At that time, the Company put its OMU operations into care and maintenance and withdrew its 2020 production outlook.  The national emergency declaration is currently set to expire on

May 30, 2020.  Based on government signaling of potential early business restarts for less COVID-19 impacted zones, the Company has recently submitted its early-start proposal to the Mexican federal government due to Oaxaca being one of zones least impacted by the virus.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

COVID-19

With the NMU continuing to operate, and in preparation for restarting our OMU, the Company strives to mitigate the spread of COVID-19 and protect the health and safety of our employees, contractors, and communities in which we operate.  The Company has taken precautionary measures including specialized training, social distancing, a work-from-home mandate where possible, and close monitoring of national and regional COVID-19 impacts and governmental guidelines.  To date, the Company is not aware of any cases of COVID-19 at its operations.  With the ever changing and fluid nature of the pandemic impact, Company management analyzed various scenarios whereby a forced and/or prolonged suspension of one or both mining units were sustained.

“First quarter production at both our mining units were within expected production ranges,” stated Mr. Jason Reid, President and CEO of Gold Resource Corporation.  “While the mandated business suspension at the end of the quarter isn’t ideal for business, I was pleased to see Mexico join in global efforts to combat the COVID-19 virus.  During these unprecedented times, we have taken the precautionary measure of raising additional capital just shy of $12 million in part to put the Company in a much stronger financial position to weather an extended suspension of one or both of our operations, if need be. Like much of the rest of the world, we look forward to getting back to work in Mexico in the safest manner and as soon as possible.”

Mr. Reid continued, “We continue to revise, where possible, our Oaxaca mine plan in an effort to target zones with higher precious metal values in the Arista mine to help offset lower base metal market prices experienced thus far in 2020.  We are also contemplating additional cost cutting measures.”

“Our Isabella Pearl operations in Nevada continued to make good progress during the quarter removing overburden at the high-grade Pearl zone in the deposit,” stated Mr. Reid.  “We are pleased to report that we have recently exposed the top portion of this high grade Pearl zone and have had several days mining grades up to 2.7 grams per tonne gold where the block model indicated 1.5 grams per tonne gold.  While there is still significant overburden to remove at Pearl before getting into larger tonnages of this high grade zone, we remain on schedule to access significant portions of this material by mid-year 2020.  We continue to be on track for our targeted gold production ramp up by the end of Q3 and more so in Q4.  Eighty percent of the ore in the Isabella Pearl deposit is located in the Pearl zone and it’s great to have mined down to bench levels where the top of the Pearl zone is now exposed.”

The following Production Statistics tables summarize certain information about our Oaxaca and Nevada Mining Unit operations for the three months ended March 31, 2020 and 2019:

Oaxaca Mining Unit

	Three months ended March 31,
	2020	2019
Arista Mine
Milled
Tonnes Milled	158,036	150,061
Grade
Average Gold Grade (g/t)	1.54	1.51
Average Silver Grade (g/t)	82	74
Average Copper Grade (%)	0.39	0.36
Average Lead Grade (%)	1.99	1.87
Average Zinc Grade (%)	4.67	4.67
Aguila Open Pit Mine
Milled
Tonnes Milled	14,248	11,464
Grade
Average Gold Grade (g/t)	1.26	2.11
Average Silver Grade (g/t)	38	43
Mirador Mine
Milled
Tonnes Milled	2,204	4,113
Grade
Average Gold Grade (g/t)	1.86	1.26
Average Silver Grade (g/t)	198	226
Combined
Tonnes milled	174,488	165,638
Tonnes Milled per Day (1)	1,994	1,917
Metal production (before payable metal deductions) (2)
Gold (ozs.)	6,450	6,538
Silver (ozs.)	402,542	364,653
Copper (tonnes)	488	433
Lead (tonnes)	2,514	2,153
Zinc (tonnes)	5,844	5,838

(1)	Based on actual days the mill operated during the period.
(2)

The difference between what we report as "ounces/tonnes produced" and "payable ounces/tonnes sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

Nevada Mining Unit

	Three months ended March 31,
	2020	2019

Ore mined
Ore (tonnes)	158,754	-
Gold grade (g/t)	1.15	-
Low-grade stockpile (tonnes)
Ore (tonnes)	18,490	-
Gold grade (g/t)	0.57	-
Waste (tonnes)	1,791,048	-
Metal production (before payable metal deductions) (1)
Gold (ozs.)	3,692	-
Silver (ozs.)	5,083	-

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Sales Statistics tables summarize certain information about our Oaxaca and Nevada Mining Unit operations for the three months ended March 31, 2020 and 2019:

Oaxaca Mining Unit

	Three months ended March 31,
	2020	2019

Metal sold
Gold (ozs.)	4,992	4,758
Silver (ozs.)	355,228	268,189
Copper (tonnes)	428	338
Lead (tonnes)	1,964	1,653
Zinc (tonnes)	4,356	4,506
Average metal prices realized (1)
Gold ($ per oz.)	1,670	1,339
Silver ($ per oz.)	17.03	15.74
Copper ($ per tonne)	5,530	6,291
Lead ($ per tonne)	1,691	2,063
Zinc ($ per tonne)	1,888	2,856
Precious metal gold equivalent ounces sold
Gold Ounces	4,992	4,758
Gold Equivalent Ounces from Silver	3,622	3,153
Total Precious Metal Gold Equivalent Ounces	8,614	7,911
Total cash cost before by-product credits per precious metal gold equivalent ounce sold	$2,534	$2,641
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (2)	$918	$314
Total all-in sustaining cost per precious metal gold equivalent ounce sold	$1,229	$808

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(2)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

Nevada Mining Unit

	Three months ended March 31,
	2020	2019

Metal sold
Gold (ozs.)	3,755	-
Silver (ozs.)	5,579	-
Average metal prices realized (1)
Gold ($ per oz.)	1,575	-
Silver ($ per oz.)	16.63	-

Total cash cost before by-product credits per gold ounce sold	$1,352	$-
Total cash cost after by-product credits per gold ounce sold	$1,327	$-
Total all-in sustaining cost per gold ounce sold	$1,330	$-

(1)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months ended March 31, 2020 and 2019, its financial condition at March 31, 2020 and December 31, 2019, and its cash flows for the three months ended March 31, 2020 and 2019. The summary data as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 is unaudited; the summary data as of December 31, 2019 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2019, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent per ounce, total all-in sustaining cost per precious metal gold equivalent per ounce and total all-in cost per precious metal gold equivalent per ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,366	$11,076
Gold and silver rounds/bullion	4,111	4,265
Accounts receivable, net	4,043	8,362
Inventories, net	24,805	24,131
Prepaid taxes	118	786
Prepaid expenses and other current assets	1,266	2,032
Total current assets	52,709	50,652
Property, plant and mine development, net	124,450	125,259
Operating lease assets, net	5,305	7,436
Deferred tax assets, net	8,433	4,635
Other non-current assets	5,176	5,030
Total assets	$196,073	$193,012
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,092	$14,456
Loans payable, current	888	879
Finance lease liabilities, current	452	446
Operating lease liabilities, current	5,192	7,287
Income taxes payable, net	1,289	-
Mining royalty taxes payable, net	1,018	1,538
Accrued expenses and other current liabilities	3,563	3,366
Total current liabilities	24,494	27,972
Reclamation and remediation liabilities	5,487	5,605
Loans payable, long-term	556	782
Finance lease liabilities, long-term	320	435
Operating lease liabilities, long-term	124	160
Total liabilities	30,981	34,954
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
69,541,527 and 65,691,527 shares outstanding at March 31, 2020 and December 31, 2019, respectively	70	66
Additional paid-in capital	158,987	148,171
Retained earnings	13,090	16,876
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	165,092	158,058
Total liabilities and shareholders' equity	$196,073	$193,012

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

Unaudited

	Three months ended March 31,
	2020	2019
Sales, net	$28,005	$26,578
Mine cost of sales:
Production costs	20,885	17,477
Depreciation and amortization	7,398	3,646
Reclamation and remediation	38	16
Total mine cost of sales	28,321	21,139
Mine gross (loss) profit	(316)	5,439
Costs and expenses:
General and administrative expenses	2,274	2,011
Exploration expenses	1,155	1,450
Other expense, net	1,513	25
Total costs and expenses	4,942	3,486
(Loss) income before income taxes	(5,258)	1,953
(Benefit) provision for income taxes	(2,137)	1,071
Net (loss) income	$(3,121)	$882
Net (loss) income per common share:
Basic and diluted	$(0.05)	$0.01
Weighted average shares outstanding:
Basic	66,022,202	60,672,133
Diluted	66,022,202	61,142,088

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share and per share amounts)

Unaudited

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(3,121)	$882
Adjustments to reconcile net (loss) income to net cash from operating activities:
Deferred income taxes	(4,650)	895
Depreciation and amortization	7,535	3,763
Stock-based compensation	470	336
Other operating adjustments	1,780	(128)
Changes in operating assets and liabilities:
Accounts receivable	4,320	(2,771)
Inventories	(3,495)	(6,324)
Prepaid expenses and other current assets	175	221
Other non-current assets	921	40
Accounts payable and other accrued liabilities	(802)	3,222
Mining royalty and income taxes payable, net	1,844	(784)
Net cash provided by (used in) operating activities	4,977	(648)

Cash flows from investing activities:
Capital expenditures	(6,929)	(8,786)
Other investing activities	1	1
Net cash used in investing activities	(6,928)	(8,785)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	98
Proceeds from issuance of stock	10,350	10,806
Dividends paid	(657)	(303)
Repayment of loans payable	(216)	(187)
Repayment of finance leases	(109)	(101)
Net cash provided by financing activities	9,368	10,313

Effect of exchange rate changes on cash and cash equivalents	(127)	(115)
Net increase in cash and cash equivalents	7,290	765
Cash and cash equivalents at beginning of period	11,076	7,762
Cash and cash equivalents at end of period	$18,366	$8,527

Supplemental Cash Flow Information
Interest expense paid	$32	$42
Income and mining taxes paid	$197	$209
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(950)	$2,303
Change in estimate for asset retirement costs	$435	$462
Equipment purchased through loan payable	$-	$330

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA.  The Company targets low capital expenditure projects with potential for generating high returns on capital.  The Company has returned $114 million back to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information.  Also, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com